EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this ____ day of December, 1998 by and between Spintek Gaming Technologies, Inc., a Nevada corporation (the "Corporation"), and Gary L. Coulter, a resident of Nevada ("Executive"), with reference to the following:

         WHEREAS, the Corporation hired Executive in the position of Chairman and Chief Executive Officer of the Corporation effective as of October 18, 1996 and entered into an employment agreement which expired on October 17, 1998.

         WHEREAS, the Corporation now desires to continue in its employ Executive as its Chairman of the Board of Directors and Chief Executive Officer;

         WHEREAS, in order to continue the services of the Executive in such capacity and to maximize the period of his continued availability, the Corporation desires to enter into this Agreement with Executive all as is more fully set forth herein.

         NOW,   THEREFORE,   on  the  basis  of  the  foregoing   facts  and  in
consideration of the mutual covenants, agreements and payments contained herein, the parties hereto agree as follows:

1.       Employment
         ----------

         The Corporation hereby agrees to, and does hereby, employ the Executive and Executive hereby accepts employment with the Corporation as Chairman of the Board of Directors and Chief Executive Officer on the terms and conditions set forth in this Agreement.

2.       Term
         ----

         The Employment of the Executive hereunder shall commence on October 18, 1998 and shall continue until February 28, 2002 (the "Term"). After the original Term this Agreement shall continue in effect and shall be deemed automatically renewed for a second Term unless either party hereto shall notify the other in writing at least thirty (30) days prior to the end of the Term of their intention of not renewing the same. The Corporation agrees not to terminate the Executive during the Term except for Cause. However, Executive shall be considered terminated, at Executive's election, if

         (1) there is a Change of Control of the Corporation or

         (2) there is a Change of Duties.


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
3.       Title, Duties and Services
         --------------------------

A. The Corporation and the Executive hereby agree that, subject to the provisions of this Agreement, the Corporation will employ the Executive and the Executive will serve the Corporation as Chairman of the Board and Chief Executive Officer during the Term(s) or any extension thereof. These duties will be consistent with and not less than the duties specified in the Corporation's By-Laws, as currently adopted, for the position of "Chairman" and "President", respectively.

B. Executive agrees during the term of this Agreement not to usurp a corporate opportunity for his own financial gain. A corporate opportunity shall be defined as a business opportunity which the Corporation is financially able to undertake, and is, from its nature, in the line of the Corporation's business and is one in which the Corporation has an interest or a reasonable expectation of an interest. Executive agrees that he shall offer a corporate opportunity to the Corporation. Following disclosure by Executive to Corporation the Corporation shall have ten (10) days to either take the opportunity for itself or to reject the opportunity in which case Executive shall have the right to pursue such opportunity for himself. Failure to notify Executive within such ten
(10) day period shall be deemed a rejection of the opportunity by the Corporation.

4.       Definition
         ----------

         The following terms shall have the following meanings when used herein:

A. Change of Control. A Change of Control shall be deemed to have occurred at such time as:

         (1) any Person or an affiliate of any Person other than the Corporation or any Subsidiary of the Corporation, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition or transaction or series of transactions, of shares of capital stock, whether presently issued or which may be issued in the future, of the Corporation entitling such Person to exercise more than forty percent (40%) of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors; or

         (2) any consolidation of the Corporation with, or merger of the Corporation into, any other Person, or any merger of another Person into the Corporation other than an merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Common Stock and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock; or


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
         (3) a change in the composition of the Board of Directors of the Corporation in which the individuals who constituted the Board of Directors of the Corporation as of December 1, 1998 cease for any reason to constitute a majority of the directors then in office.

         Change of Duties. A Change of Duties shall be deemed to have occurred at such time as there is a reduction of Executive's duties, title or position with the Corporation at any time during the Term or any extension thereof. Subsequent amendments to the By-Laws which result in a reduction of Executive's duties, title or position with the Corporation at any time during the Term or any extension thereof shall constitute a Change of Duties.

B.       Cause.  Cause shall exist when and only when Executive

         (1) after thirty (30) days written notification by the Board of Directors to Executive that he has willfully failed and continues to fail to substantially perform his duties continues to fail to substantially perform his duties (other than failure resulting from incapacity due to physical or mental illness);

         (2) is convicted of a crime constituting a felony, or

         (3) has been proven to be dishonest, has embezzled or has committed common law fraud.

C. Person. Person shall mean any individual, trust, estate, partnership, corporation, association, company, limited liability company or unincorporated organization, and/or any combination thereof, other than the corporation or an affiliate thereof.

         For purposes of this Agreement an "affiliate" of a person shall include any person, firm, corporation, association, organization, or unincorporated trade or business or any group of the foregoing that, now or hereinafter, directly or indirectly, controls, or is controlled by, or practices is under common control with such person.

5.       Compensation.
         -------------

A. As salary during the Term, the Corporation shall pay the Executive, in accordance with its normal payroll practices, a minimum salary as follows:

          (1) Four Hundred Thousand Dollars ($400,000) per year from October 18, 1998 through December 31, 1999;

          (2) Four Hundred Twenty Thousand Dollars ($420,000) per year from January 1, 2000 through December 31, 2000; and

          (3) Four Hundred Forty Thousand Dollars ($440,000) from January 1, 2001 through February 28, 2002.


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
     Provided, however, such salary is to be paid no less than bi-monthly during the Term. The Executive shall receive such additional salary as the Board of Directors of the Corporation may from time to time determine during the Term. Unless expressly agreed in writing by the parties hereto, no such additional compensation or benefits shall be deemed to modify or otherwise affect the terms or conditions of this Agreement. Notwithstanding the foregoing, if Executive is terminated other than

         (1) for Cause, as defined herein, or

         (2) as a result of a Change of Control, as defined herein, Executive shall be entitled to two (2) years salary (based upon his annual salary at the time of termination) and the Life Insurance Policy as severance. Such payment shall serve as Executive's sole and exclusive rights pursuant to this Agreement; provided, however, such payment shall not affect Executive's rights as to options to purchase shares in accordance with Paragraph 7 hereof or rights accrued under the Corporation's 1996 Stock Option Plan or any other rights accrued under any employee benefit plan adopted by Corporation, including the 1996 Bonus Plan (based on stock appreciation). In the event of a Change of Control or Change of Duties, Executive shall be entitled to two (2) years salary and the Life Insurance Policy, as severance, provided Executive exercises his right pursuant to this Agreement to treat such change as a termination of this Agreement. In the event Executive resigns for any reason, except as a result of a Change of Control, Executive shall be entitled to six (6) months salary (based upon his annual salary at the time of resignation) and the Life Insurance Policy as severance. In the event Executive is terminated other than for Cause or there is a Change of Control or Change of Duties in which Executive exercises his right to treat such change as a termination of this Agreement, then all obligations to pay Executive shall be due and owed in a lump sum payment exactly thirty days from the earlier of:

                  (1) the date of termination,

                  (2) the date of the Change of Control; and/or

                  (3) the date Executive elects termination pursuant to the provisions of Paragraph 5 hereof. The Life Insurance Policy shall be paid up as of the termination date and the Life Insurance Policy transferred to Executive.

B. Executive shall receive an automobile allowance of $1,000.00 per month during the term of this Agreement.


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
C. The Corporation shall pay Executive additional compensation, based upon the aggregate sales of the AccuHopper, AccuDrop and/or AccuFill Systems ("Systems"), the following sums:

          (1) Upon sale of the first 10,000 Systems: $10,000;

          (2) Upon sale of an additional 20,000 Systems (for a total of 30,000 systems) the sum of: $30,000; and

          (3) Upon the sale of a total of 100,000 Systems the sum of: $100,000. All such additional compensation shall be earned when the sale is made as evidenced by purchase orders and shall be paid within thirty days of Corporation's receipt of payment for sales aggregating the various numbers of Systems set forth above. Such sales shall be calculated on the basis of all sales including those made prior to execution of this Agreement.

D. Executive shall be entitled to two (2) round trip tourist class tickets per month for non-business travel from Las Vegas/Atlanta for Executive or his nominee or any equivalent ticket in value to any destination.

E. Executive shall also be provided with a life insurance policy on his life payable to the beneficiary designated by Executive of not less than the greater of

         (1) $1,000,000,

         (2) two times his then current annual salary, or

         (3) his total salary package for the immediately preceding calendar year taking into consideration all bonuses and benefits paid to, accrued or provided for Executive (the "Life Insurance Policy").

6.       Other Benefits.
         ---------------

         During the Term the Executive shall receive all rights and benefits for which he is then eligible under any employee benefit plan or bonus plan which the Corporation generally provides for its employees or any group of employees. Such benefits shall include, but not be limited to, a bonus plan, which shall be explicitly set forth by the Corporation's Board of Directors within ninety (90) days of the execution of this Agreement, and full medical and health insurance for Executive. In no event shall the bonus be less than the largest bonus (based on percentage of salary received by any member of the executive management team and employees directly employed in the Sales and Marketing Division of Corporation.


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
7.       Grant of Options to Acquire Stock.
         ----------------------------------

         Corporation acknowledges that it currently has a qualified stock option plan ("Plan") and that Executive is covered under such Plan. Further, Corporation guarantees Executive will receive, whether such Plan is continued in effect or whether such Plan has shares available or not, a minimum of 200,000 non-dilutable options to acquire common shares of the Corporation for each calendar year commencing January 1, 1999 or fraction thereof for which Executive is employed by Corporation, that such options will vest immediately upon granting, that the exercise price will not be in excess of the closing price of the publicly traded shares on the last day of any such twelve month period and reduced by not less than thirty (30%) percent in the event such shares upon exercise of the option would not be free trading shares. The parties further agree that Stock Option Agreement, the form of such attached as Exhibit "A" hereto, shall be the form used in granting all such options.
         As a result of and in consideration for Executive renewing his employment with Corporation pursuant to this Agreement, Corporation hereby grants to Executive 200,000 non-dilutable options to acquire Common Shares pursuant to the attached Exhibit "A" Option Agreement.

8.       Death or Disability.
         --------------------

         In the event of the death of the Executive or the disability of the Executive this Agreement shall immediately terminate and the Corporation shall pay to Executive or his estate one (1) year's salary in a single lump sum payment which payment shall be due and payable upon the sooner of

                  (1) thirty (30) days of Executive's death or

                  (2) thirty (30) days after Executive is declared by his physician incapable of performing his duties as specified in this Agreement. The Corporation shall have the right to fund Executive's death and/or disability benefit through insurance other than the insurance required by Paragraph 5.E. hereof.

9.       Place of Performance.
         ---------------------

         In connection with his employment by the Corporation during the Term, the Executive shall at all times be entitled to an office at the principal executive offices of the Corporation, located in Las Vegas, Nevada and/or at such other office(s) of the Corporation wherever located and at any additional location, as Executive shall, in his reasonable discretion, deem to be in the best interest of the Corporation or the Executive in assisting him in the performance of his duties. In the event the Corporation moves its principal place of business outside of Las Vegas, Nevada, other than at the direction of Executive, Executive at his option shall have the right to terminate this Agreement and receive such salary due to him for the remaining Term of this Agreement but in no event less then two (2) years salary.


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
10.      Notice.
         -------

         All Notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mail, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

           If to Corporation at:          Spintek Gaming Technologies, Inc.
                                          1857 Helm
                                          Las Vegas, Nevada 89119
                                          Attn: Chairman
                                          Facsimile # 702-263-3680


           If to Executive at:            Gary L. Coulter
                                          1857 Helm Drive
                                          Las Vegas, Nevada 89119
                                          Facsimile # 702-263-8953

The parties may from time to time and at any time supplement or change the addresses herein by giving Notice hereunder to the other party hereto.

11.      Miscellaneous.
         --------------

A. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns. This Agreement may not be assigned by the Corporation without the prior written consent of the Executive. The obligations and duties of the Executive hereunder shall be personal and not assignable.

B. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

C. Any waiver, alteration or modification of any of the terms of this Agreement will be valid only if made in writing and signed by the parties hereto. Each party hereto from time to time may waive any of his or its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereunder.

D. Captions and paragraph headings used herein are for convenience only are not a part hereof and shall not be used in construing this Agreement.

E. This Agreement constitutes the entire understanding and agreement of the parties and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties relating to the employment of the Executive by the Corporation during the Term. All prior negotiations or agreements, if any, between the parties relating solely to the employment of the Executive by the Corporation during the Term are hereby superseded.

F. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

G. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.


12.      Arbitration.
         ------------

         Any controversy between the parties hereto, including the construction or application of any of the terms, covenants or conditions of this Agreement, shall on written request of one party served on the other be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitrator selected must be a member of the National Academy of Arbitrators and must have significant experience in arbitrating labor disputes. Further the arbitrator must be an attorney practicing labor law in the Southern California area. The cost of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall decide. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

13.      The Executive's Employment.
         ---------------------------

         Nothing contained in this Agreement

          (1) obligates the Corporation or any subsidiary of the Corporation to employ the Executive in any capacity whatsoever, or

          (2) prohibits or restricts the Corporation (or any such subsidiary) from terminating the employment, if any, of the Executive at any time or for any reason whatsoever, with or without cause, subject to the terms and conditions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                           EXECUTIVE:

                                           ______________________________
                                           GARY L. COULTER

                                           SPINTEK GAMING TECHNOLOGIES, INC.



                                           BY:___________________________
                                           MALCOLM C. DAVENPORT, V
                                           VICE CHAIRMAN




                                           ATTEST:_______________________
                                           ROBERT E. HUGGINS
                                           ASSISTANT SECRETARY









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